Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. REPORTS

THIRD QUARTER 2012 FINANCIAL RESULTS

Net Revenues Increased 22%; Adjusted Net Income Increased 147%

Adjusted EPS of $0.07 Per Share

Corte Madera, CA – December 12, 2012 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced financial results for the third quarter of fiscal year 2012 ended October 27, 2012.

Third Quarter Highlights

•	Net revenues increased 22% on top of a 25% revenue increase last year

•	Comparable store sales grew 29% on top of 36% comp growth last year

•	Direct sales increased 24% on top of a 17% increase in direct sales last year

•	Adjusted net income increased 147% to $2.7 million; GAAP net income increased to $1.7 million

•	Adjusted earnings per diluted share of $0.07

Carlos Alberini, Chief Executive Officer, said, “We are very pleased with our third quarter financial results, as we delivered a 22% revenue increase on top of the 25% increase a year ago. This performance, which is consistent with the 22% growth achieved for the year-to-date period, marks our 11th consecutive quarter of double-digit revenue growth. During the period, we also drove significant earnings growth, contributing to a 95% increase in adjusted net income year-to-date. As we look forward, we remain focused on the execution of our growth initiatives, including the transformation of our real estate and the expansion of our offering.”

“We are in the very early stages of transforming our legacy mall real estate into our new full line Design Gallery concept. Our Los Angeles and Houston full line Design Galleries continue to perform ahead of our expectations. After delivering great market growth during the first year, these Galleries continue to deliver double-digit comp growth. Further, our new full line Design Gallery in Scottsdale has also delivered market growth ahead of plan since its November opening. We plan to open new full line Design Galleries in Boston, Indianapolis, Greenwich and Atlanta and are actively pursuing locations in several other key markets,” continued Mr. Alberini.

Gary Friedman, Chairman Emeritus, Creator and Curator, commented, “We believe our brand is redefining the luxury home furnishings market, and our proven ability to innovate, curate, and integrate new product categories and businesses will position us to continue our industry-leading growth.”

Mr. Friedman continued, “Our new and developing businesses, RH Baby & Child, and RH Big Style/small spaces are gaining momentum as we refine the assortments and presentation. We opened our third and largest Baby & Child Gallery in Santa Monica, California last month, and the initial results are very encouraging. We continue to believe this concept can have a retail presence in at least the top 50 markets. We also plan to test a retail footprint of Big Style/small spaces in our next generation full line Design Gallery opening in Atlanta in 2014.”

Mr. Friedman concluded, “We are introducing three new businesses this Spring—RH Tableware, RH Objects of Curiosity, and RH Fine Art. RH Tableware and RH Objects of Curiosity will feature their own catalogs, with planned in-home dates in the first quarter of 2013. Many of the products from these new businesses will also be presented in our current galleries and create an opportunity to drive higher productivity in our existing retail square footage. RH Fine Art will launch with an innovative Art Journal, a dynamic new website, and a dramatic art gallery in New York in the first half of 2013. We believe this new venture into the world of fine art will render the RH brand more valuable and reinforce our luxury lifestyle positioning.”

Third Quarter Fiscal 2012 Financial Results

Revenue—Net revenues for the third quarter ended October 27, 2012 increased 22% to $284.2 million from $232.5 million in the third quarter ended October 29, 2011. This is on top of 25% year-over-year growth in net revenues for the third quarter of fiscal 2011.

•	Comparable store sales increased 29% for the third quarter of fiscal 2012. This growth compares to an increase of 36% in comparable store sales for the third quarter of fiscal 2011.

•

As of October 27, 2012, the Company operated a total of 73 retail stores, consisting of 71 Galleries and 2 full line Design Galleries, as well as 12 outlet stores throughout the United States and Canada. This compares to a total of 84 retail stores, consisting of 83 Galleries and 1 full line Design Gallery, and 10 outlet stores operated at the end of the third quarter of fiscal 2011.

•	Direct sales increased 24% to $125.0 million for the third quarter of fiscal 2012. This growth is on top of the 17% year-over-year growth in direct sales for the third quarter of fiscal 2011.

EBITDA*—Adjusted EBITDA for the third quarter of fiscal 2012 increased 17% to $13.0 million compared to adjusted EBITDA of $11.1 million in the third quarter of fiscal 2011. EBITDA for the quarter was $8.6 million compared to EBITDA of $3.3 million for the prior year fiscal quarter.

Net Income (Loss)*—Adjusted net income increased 147% to $2.7 million in the third quarter of fiscal 2012 from $1.1 million in the third quarter of fiscal 2011. GAAP net income increased to $1.7 million from a GAAP net loss of $4.8 million in the third quarter of fiscal 2011.

Earnings Per Share*—Adjusted diluted EPS was $0.07 for the third quarter of fiscal 2012. Shares used to calculate adjusted diluted EPS reflect the Company’s post-initial public offering capital structure. GAAP diluted EPS of $16,850 is not a meaningful number as it is based on a limited number of shares outstanding and does not include the impact of the initial public offering (IPO) or the reorganization of the Company’s capital structure in connection with the IPO.

Nine Month Period Financial Highlights

Revenue—Net revenues for the nine months ended October 27, 2012 increased 22% to $795.0 million from $652.8 million in the nine-month period ended October 29, 2011. This is on top of 26% year-over-year growth in net revenues for the nine-month period ended October 29, 2011.

•	Comparable store sales grew 29% during the first nine months of fiscal 2012. This is on top of 25% growth in comparable store sales for the first nine months of fiscal 2011.

•	Direct sales increased 25% to $361.9 million for first nine months of fiscal 2012. This growth is on top of the 29% year-over-year growth in direct sales for the first nine months of fiscal 2011.

EBITDA*—Adjusted EBITDA for the nine-month period increased 23% to $47.9 million compared to adjusted EBITDA of $38.8 million in the same period last year. Including the impact of unusual and non-recurring items, year-to-date EBITDA was $39.0 million compared to EBITDA of $22.3 million for the prior year period.

Net Income (Loss)*—Adjusted net income for the nine-month period increased over 95% to $13.6 million from $7.0 million in the prior year period. GAAP net income for the nine-month period increased to $15.6 million from a GAAP net loss of $3.5 million for the first nine months of fiscal 2011.

Earnings Per Share*—Year-to-date adjusted diluted EPS was $0.37. Shares used to calculate adjusted diluted EPS reflect the Company’s post-initial public offering capital structure. GAAP diluted EPS of $155,730 for the nine months of fiscal 2012 is not a meaningful number as it is based on a limited number of shares outstanding and does not include the impact of the IPO or the reorganization of the Company’s capital structure in connection with the IPO.

Conference Call and Webcast Information

Restoration Hardware will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the third quarter results. Interested parties may access the call by dialing (800) 591-6942 (United States/Canada) or (617) 614-4909 (International), passcode 60161827. A live broadcast of Restoration Hardware’s quarterly conference call and an accompanying slide presentation will also be available online at the Company’s website www.restorationhardware.com under Investor Relations. A replay of the conference call will be available through December 26, 2012, by dialing (888) 286-8010 and entering passcode 97385222 and on the Company’s investor relations website.

About Restoration Hardware

Restoration Hardware is a luxury brand in the home furnishings marketplace, offering product assortments across a number of categories, including furniture, lighting, textiles, bathware, décor, outdoor and garden, as well as Baby & Child products. Restoration Hardware operates an integrated business across multiple channels of distribution including galleries, catalogs and websites.

*Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures: adjusted EBITDA, adjusted net income, pro forma EPS and adjusted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the performance of our full line Design Gallery concept, our rates of sales and comparable store sales growth, our ability to gain market share, potential new markets for our store presence, customer acceptance of our product offering, the timing and manner of introduction of new product categories and anticipated timing of the opening of new full line Design Galleries. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, changes in customer demand for our products, risks related to the number of new business initiatives we are undertaking and risks in the implementation or our real estate portfolio transformation, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ final prospectus filed with the Securities and Exchange Commission on November 5, 2012 and available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

RESTORATION HARDWARE HOLDINGS, INC.

FINANCIAL STATEMENTS, OPERATING STATS, AND RECONCILIATION TABLES

TABLE OF CONTENTS

Page 6.	Condensed Consolidated Statements of Operations

Page 7.	Condensed Consolidated Balance Sheets

Page 8.	Condensed Consolidated Statements of Cash Flows

Page 9.	Operating Metrics and Other Data

Page 10.	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Page 11.	Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

Page 12.	Reconciliation of Pro Forma Net Income Per Share to Adjusted Net Income Per Share

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended				Nine Months Ended
	October 27, 2012	% of Net Revenues	October 29, 2011	% of Net Revenues	October 27, 2012	% of Net Revenues	October 29, 2011	% of Net Revenues
Net revenues	$284,171	100.0%	$232,459	100.0%	$794,991	100.0%	$652,842	100.0%
Cost of goods sold	182,291	64.1%	148,066	63.7%	503,716	63.4%	414,019	63.4%

Gross profit	101,880	35.9%	84,393	36.3%	291,275	36.6%	238,823	36.6%
Selling, general and administrative expenses	99,886	35.2%	88,496	38.1%	271,716	34.1%	238,891	36.6%

Income (loss) from operations	1,994	0.7%	(4,103)	-1.8%	19,559	2.5%	(68)	0.0%
Interest expense	(1,544)	-0.5%	(1,598)	-0.7%	(4,598)	-0.6%	(3,486)	-0.5%

Income (loss) before income taxes	450	0.2%	(5,701)	-2.5%	14,961	1.9%	(3,554)	-0.5%
Income tax benefit	(1,235)	-0.4%	(871)	-0.4%	(612)	-0.1%	(88)	0.0%

Net income (loss)	$1,685	0.6%	$(4,830)	-2.1%	$15,573	2.0%	$(3,466)	-0.5%

Adjusted EBITDA [a]	$12,973	4.6%	$11,102	4.8%	$47,870	6.0%	$38,849	6.0%
Shares used in computing basic and diluted net income (loss) per share	100		100		100		100
Basic and diluted net income (loss) per share	$16,850		$(48,300)		$155,730		$(34,660)
Pro forma shares used in computing basic and diluted net income (loss) per share [b]	32,188,891				32,188,891
Pro forma basic and diluted net income (loss) per share	$0.05				$0.48
Adjusted net income [c]	$2,662				$13,582
Adjusted shares used in computing adjusted basic and diluted net income (loss) per share	36,971,500				36,971,500
Adjusted basic and diluted net income per share [d]	$0.07				$0.37

Notes:
[a]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP). We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (MIP). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. Please see the table titled “Reconciliation of Net Income (loss) to EBITDA and Adjusted EBITDA” for further information.
[b]	On a GAAP basis, the Company reported 100 basic and diluted shares outstanding. On a pro forma basis, basic and diluted shares outstanding include the impact of the Company’s “reorganization”, as further described in the Company’s final prospectus filed with the Securities and Exchange Commission on November 5, 2012. As a result of the reorganization, and before giving effect to the Company’s initial public offering, 32,188,891 vested shares of our common stock were outstanding.
[c]	Adjusted net income is used in calculating our adjusted basic and diluted net income per share and excludes the impact of certain unusual and non-recurring items. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[d]	Adjusted basic and diluted net income per share is calculated based on dividing adjusted net income by 36,971,500 diluted shares. Such adjusted shares include the 32,188,891 shares in [b] as well as the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering.

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 27, 2012	January 28, 2012
ASSETS
Cash and cash equivalents	$15,568	$8,511
Merchandise inventories	333,825	245,876
Other current assets	110,952	68,490

Total current assets	460,345	322,877
Property and equipment—net	93,663	83,558
Goodwill and other intangibles	173,509	175,121
Other assets	14,715	5,253

Total assets	$742,232	$586,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$156,382	$105,694
Other current liabilities	73,203	56,280

Total current liabilities	229,585	161,974
Revolving line of credit and term loan	187,529	122,300
Other long term liabilities	57,880	52,073

Total liabilities	474,994	336,347

Stockholders’ equity	267,238	250,462

Total liabilities and stockholders’ equity	$742,232	$586,809

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	October 27,	October 29,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$15,573	$(3,466)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	19,485	22,356
Stock-based compensation expense and other non-cash compensation	1,102	7,563
Other non-cash items	212	1,080
Change in assets and liabilities:
Merchandise inventories	(87,933)	(73,089)
Accounts payable, accrued expenses, and other	31,543	(2,768)

Net cash used in operating activities	(20,018)	(48,324)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(25,631)	(19,837)
Purchase of domain name	(310)	—

Net cash used in investing activities	(25,941)	(19,837)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross borrowings under line of credit	910,551	759,575
Gross repayments under line of credit	(845,357)	(689,354)
Debt issuance costs	—	(2,516)
Payments on capital leases	(3,088)	(3,073)
Capitalized initial public offering costs	(9,118)	—

Net cash provided by financing activities	52,988	64,632

Effects of foreign currency exchange rate translation	28	124

Net increase (decrease) in cash and cash equivalents	7,057	(3,405)
Cash and cash equivalents
Beginning of period	8,511	13,364

End of period	$15,568	$9,959

RESTORATION HARDWARE HOLDINGS, INC.

OPERATING METRICS AND OTHER DATA

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Growth in net revenues:
Stores (a)	21%	32%	19%	25%
Direct	24%	17%	25%	29%
Total	22%	25%	22%	26%
Retail (b):
Comparable store sales change (c)	29%	36%	29%	25%
Retail stores open at beginning of period	73	87	74	91
Stores opened	—	—	3	3
Stores closed	—	3	4	10
Retail stores open at end of period	73	84	73	84
Retail sales per selling square foot (d)	$282	$210	$763	$560
Total gross square footage at end of period (in thousands)	792	896	792	896
Total selling square footage at end of period (in thousands)	516	570	516	570
Direct:
Catalogs circulated (in thousands) (e)	11,721	8,356	26,851	21,079
Catalog pages circulated (in millions) (e)	7,944	4,832	15,360	8,121
Direct as a percentage of net revenues (f)	44%	43%	46%	44%

Notes:
[a]	Store data represent retail stores plus outlet stores. Net revenues for outlet stores for the three months ended October 27, 2012 and October 29, 2011 were $13.9 million and $10.7 million, respectively. Net revenues for outlet stores for the nine months ended October 27, 2012 and October 29, 2011 were $38.2 million and $31.2 million, respectively.
[b]	Retail data have been calculated based upon retail stores, which include our Baby & Child stores, and exclude outlet stores.
[c]	Comparable store sales have been calculated based upon retail stores that were open at least fourteen full months as of the end of the reporting period and did not change square footage by more than 20% between periods. Comparable store net revenues exclude revenues from outlet stores.
[d]	Retail sales per selling square foot is calculated by dividing total net revenues for all retail stores, comparable and non-comparable, by the average selling square footage for the period.
[e]	The catalogs and catalog pages circulated from period to period do not take into account different page sizes per catalog distributed. Page sizes and page counts vary for different catalog mailings and we sometimes mail different versions of a catalog at the same time. Accordingly, period to period comparisons of catalogs circulated and catalog pages circulated do not take these variations into account.
[f]	Direct revenues include sales through our catalogs and websites.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 27,	October 29,	October 27,	October 29,
	2012	2011	2012	2011
Net income (loss)	$1,685	$(4,830)	$15,573	$(3,466)
Depreciation and amortization	6,593	7,373	19,485	22,356
Interest expense	1,544	1,598	4,598	3,486
Income tax benefit	(1,235)	(871)	(612)	(88)

EBITDA [a]	8,587	3,270	39,044	22,288
Management and pre-IPO board fees [b]	1,198	1,149	3,285	3,545
Non-cash compensation [c]	364	6,687	1,102	7,563
Terminated operations [d]	—	14	—	1,680
Severance and other transaction costs [e]	—	443	—	471
Lease termination costs [f]	—	(461)	(386)	3,110
Special committee investigation and remediation [g]	2,789	—	4,778	—
Other [h]	35	—	47	192

Adjusted EBITDA [a]	$12,973	$11,102	$47,870	$38,849

Notes:
[a]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management, our Board of Directors and our principal shareholders to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (MIP). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss), as a measure of financial performance, cash flows from operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[b]	Includes fees and expenses paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the IPO.
[c]	The Company excludes non-cash compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparison to competitors’ operating results. The three and nine months ended October 29, 2011 include a $6.4 million non-cash compensation charge related to the repayment of loans owed to Home Holdings by our former Chairman and Co-Chief Executive Officer, Gary Friedman, through the reclassification by Home Holdings of Mr. Friedman’s Class A and Class A-1 ownership units into an equal number of Class A Prime and Class A-1 Prime ownership units. Mr. Friedman served as our Chairman and Co-Chief Executive Officer at the time of such loan repayment.
[d]	Includes costs related to the restructuring of our Shanghai office location.
[e]	Amounts include executive severance and other related costs.
[f]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the nine months ended October 27, 2012 and three months ended October 29, 2011 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[g]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[h]	Represents certain other items which management believes are not indicative of our ongoing operating performance. The nine months ended October 29, 2011 include consulting fees related to organizational matters and state franchise tax amounts. All periods include foreign exchange gains and losses.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
GAAP net income (loss)	$1,685	$(4,830)	$15,573	$(3,466)

Adjustments (pre-tax):
Management and pre-IPO board fees [a]	$1,198	$1,149	$3,285	$3,545
Non-cash compensation [b]	—	6,350	—	6,350
Terminated operations [c]	—	14	—	1,680
Severance and other transaction costs [d]	—	443	—	471
Lease termination costs [e]	—	(461)	(386)	3,110
Special committee investigation and remediation [f]	2,789	—	4,778	—

Subtotal adjusted items	3,987	7,495	7,677	15,156
Impact of income tax items [g]	(3,010)	(1,589)	(9,668)	(4,729)

Adjusted net income [h]	$2,662	$1,076	$13,582	$6,961

Notes:

[a]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the IPO.
[b]	Amount relates to a $6.4 million compensation charge related to the repayment of loans owed to Home Holdings by our former Chairman and Co-Chief Executive Officer, Gary Friedman, through the reclassification by Home Holdings of Mr. Friedman’s Class A and Class A-1 ownership units into an equal number of Class A Prime and Class A-1 Prime ownership units. Mr. Friedman served as our Chairman and Co-Chief Executive Officer at the time of such loan repayment.
[c]	Represents costs related to the restructuring of our Shanghai office location.
[d]	Amounts include executive severance and other related costs.
[e]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the nine months ended October 27, 2012 and three months ended October 29, 2011 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[g]	Income tax items exclude the tax benefit related to the resolution of our Canadian Revenue Agency examination in the three months and nine months ended October 27, 2012, exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented.
[h]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income as consolidated net income (loss) less unusual and non-recurring items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF PRO FORMA NET INCOME PER SHARE TO

ADJUSTED NET INCOME PER SHARE

(Unaudited)

	Three Months Ended	Nine Months Ended
	October 27, 2012	October 27, 2012
Pro forma diluted net income per share (pre-IPO share count of 32,188,891) [a]	$0.05	$0.48

Pro forma diluted net income per share (post-IPO share count of 36,971,500) [b]	$0.05	$0.42
EPS impact of adjustments (pre-tax):
Management and pre-IPO board fees [c]	$0.03	$0.09
Lease termination costs [d]	—	(0.01)
Special committee investigation and remediation [e]	0.07	0.13

Subtotal adjusted items	0.10	0.21
Impact of income tax items [f]	(0.08)	(0.26)

Adjusted diluted net income per share (post-IPO share count of 36,971,500)[g,h]	$0.07	$0.37

Notes:

[a]	Pro forma diluted net income per share is calculated based on GAAP net income and the Company’s vested share count prior to November 7, 2012 initial public offering. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for pro forma net income calculation.
[b]	Pro forma diluted net income per share is calculated based on GAAP net income and the Company’s share count after the November 7, 2012 initial public offering. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for pro forma net income calculation.
[c]	Represents fees and expenses paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the IPO.
[d]	Includes lease termination costs for retail stores that were closed prior to their respective lease termination dates. The amounts in the nine months ended October 27, 2012 and three months ended October 29, 2011 relate to changes in estimates regarding liabilities for future lease payments for closed stores.
[e]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to our former Chairman and Co-Chief Executive Officer and our subsequent remedial actions.
[f]	Income tax items adjust pro forma net income to 1) exclude the tax benefit related to the resolution of our Canadian Revenue Agency examination in the three months and nine months ended October 27, 2012, 2) exclude the tax benefit from the utilization of federal and state net operating losses, and 3) assume a normalized tax rate of 40% for all periods presented.
[g]	Adjusted diluted net income per share includes the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering.
[h]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income per share as consolidated net income (loss) less unusual and non-recurring items divided by the Company’s post-initial public offering share count. Adjusted net income per share is included in this press release because management believes that adjusted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.